News Release:

Wound Management Technologies Acquires

Resorbable Orthopedics

Specialty Medical Products Company Enters $10 Billion Orthopedic Biomaterials Market with Patented Technologies

FORT WORTH, TX – Oct.1, 2009 -- Wound Management Technologies, Inc., (OTC BB: WNDM) a rapidly growing provider of specialty medical products, announced today it has closed on its acquisition of Resorbable Orthopedics LLC, a private company with patented technologies including a resorbable bone wax and a delivery system for orthopedic bone void fillers, among others.

Under the terms of the agreement, Resorbable Orthopedics has become a wholly owned subsidiary of Wound Management Technologies in a stock transaction.

Scott Haire, CEO of Wound Management Technologies, said, “This highly significant acquisition adds complementary orthopedic biomaterials products to our existing CellerateRx wound care products. Wound Management Technologies, through two subsidiaries, is participating in one of the fastest growing medical markets worldwide. The total global biomaterial market is currently $28 billion and is expected to exceed $58 billion in the next five years. The orthopedic biomaterials market is approximately $10 billion alone, driven by improved patient benefits, a shorter FDA approval cycle and an aging population ever more aware of biomaterial benefits.”

“Wound Management Technologies is executing our strategy for rapid growth. The building blocks are coming together and the acquisition of Resorbable Orthopedics is another accomplishment for Wound Management Technologies. We are executing on our strategy to broaden our platform technologies that target a growing patient population. Diabetes and orthopedic disorders are expanding internationally and we are responding by establishing global distribution channels,” said Haire.

Barry Constantine, founder of Resorbable Orthopedics LLC, said, “The patent offers innovative, safe and effective resorbable orthopedic products. The bone wax and delivery system address issues such as ‘bone wax granuloma’ and the delivery of materials that manage bone wound healing in a cost effective manner. At a time when there is a great need for safer and more affordable health care products, these are well timed solutions.”

--MORE—
Wound Management Technologies, Inc.	Page 1 of 2

The Resorbable Orthopedics products covered by patents are:

• A resorbable orthopedic hemostat (resorbable bone wax) used to stop blood flow.  The U.S. market potential for this product is approximately $10 million.

• A delivery system for osteogenic/osteoinductive orthopedic products (bone void fillers). The market potential for bone void fillers has been estimated at $1.4 billion

• The company’s patents also cover the formula as a delivery system for bone growth factors.

About Wound Management Technologies, Inc.

Wound Management Technologies, through its subsidiary Wound Care Innovations, markets and distributes wound care products to the healthcare market under patented technology licensed to the company. The company is positioned and seeks to be a leading provider of wound care products. The company’s corporate headquarters are in Fort Worth, Texas.For more information please visit the company's website at www.celleraterx.com .

An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com .

A profile for investors can be accessed at http://www.hawkassociates.com/clients/profile/wnmd.cfm .

To receive free e-mail notification of future releases for Wound Management, sign up at www.hawkassociates.com/about/alert/ .

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995: The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development are "forward-looking statements," within the meaning of the Private Securities Litigation Reform Act of 1995. Since this information may contain statements that involve risk and uncertainties and are subject to change at any time, the company's actual results may differ materially from expected results. This document may contain forward-looking statements concerning the Company's operations, current and future performance and financial condition. These items involve risks and uncertainties such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, the ability to consummate and integrate acquisitions, and other risks and uncertainties detailed in the Company's SEC filings. The Company undertakes no obligation to revise any of these statements to reflect the future circumstances or the occurrence of unanticipated events.

Contacts:
Product information, contact Cathy Bradshaw at 954-315-9242.
Shareholder relations, contact Lucy Singleton at 817-820-7080.
Investor relations information, contact Frank Hawkins or Julie Marshall, Hawk Associates, at 305-451-1888 or email woundmanagement@hawkassociates.com.

--MORE—
Wound Management Technologies, Inc.	Page 2 of 2